SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report: (date of earliest event reported)
November 15, 2011

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	0-15905 (Commission file number)	73-1268729 (I.R.S. Employer Identification No.)

801 Travis Street, Suite 2100, Houston, Texas 77002 (Address of principal executive offices)

(713) 568-4725 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2011, T. Scott Howard resigned as Treasurer and Assistant Secretary of Blue Dolphin Energy Company (the “Company”), effective November 15, 2011.  Mr. Howard also served as the Company’s Principal Financial and Accounting Officer. His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Howard will serve as a consultant to the Company following his resignation to assist with transitional related matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 15, 2011

BLUE DOLPHIN ENERGY COMPANY

By:	/s/ IVAR SIEM
Ivar Siem
Chairman of the Board, Chief Executive Officer, Assistant Treasurer and Secretary (Principal Executive Officer)